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                                                EXHIBIT 11

                                    CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of Panorama Trust:

                  We consent to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement of Panorama Trust on Form N-1A of our report dated February 25, 1997, on our audits of the financial statements and financial highlights of Pictet Global Emerging Markets Fund and Pictet International Small Companies Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Prospectuses and "Investment Advisory and Other Services" in the Statements of Additional Information.



Boston, Massachusetts                                  COOPERS & LYBRAND L.L.P.
April 28, 1997